CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-4 of Prudential Discovery Select Group Variable Contract Account (“Registration Statement”) of our report dated April 16, 2020 relating to the financial statements of the subaccounts listed in Appendix A, which appears in this Registration Statement. We also consent to the use in this Registration Statement of our report dated April 7, 2020 relating to the statutory financial statements of The Prudential Insurance Company of America, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
April 16, 2020

Appendix A

• Prudential Government Money Market Portfolio
• Prudential Diversified Bond Portfolio
• Prudential Government Income Portfolio
• Prudential Conservative Balanced Portfolio
• Prudential Flexible Managed Portfolio
• Prudential High Yield Bond Portfolio
• Prudential Stock Index Portfolio
• Prudential Value Portfolio (Class I)
• Prudential Equity Portfolio (Class I)
• Prudential Jennison Portfolio (Class I)
• Prudential Global Portfolio
• Invesco V.I. Core Equity Fund (Series I)
• Janus Henderson VIT Research Portfolio (Institutional Shares)
• Janus Henderson VIT Overseas Portfolio (Institutional Shares)
• MFS® Growth Series (Initial Class)
• MFS® Research Series (Initial Class)
• T. Rowe Price Equity Income Portfolio (Equity Income Class)
• T. Rowe Price International Stock Portfolio
• Prudential Small Capitalization Stock Portfolio
• AB VPS Small Cap Growth Portfolio (Class A)